Exhibit 10.22

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020
This Statement of Work ("SOW") # 4908004020 adopts and incorporates by reference the terms and conditions of Licensed Works Agreement # 4908004013 (“Base Agreement”) between International Business Machines Corporation (“Buyer”) and Avistar Communications Corporation (“Supplier”).   Unless otherwise defined herein below, all terms shall have the definitions ascribed to them in the Base Agreement.  This SOW is effective beginning on the last date of execution by both parties, and will remain in effect without cancellation for an initial five (5) year term unless earlier terminated for Cause in accordance with Section 14.1 of the Base Agreement; thereafter, this SOW  will remain in effect until terminated in accordance with Section 14.0 of the Base Agreement (“Term”).  Transactions performed under this SOW will be conducted in accordance with and be subject to the terms and conditions of this SOW, the Base Agreement, and any applicable Work Authorizations (“WAs”).  This SOW is not a WA.

1.0	Scope of Work
Buyer licenses from Supplier components of a bandwidth management computer software program known as Avistar C3 v10.5 (“Avistar Bandwidth Management”) and subsequent updates, Error Corrections and Enhancements as described in Section 3.0 of this SOW. Supplier will also provide to Buyer the Services and Deliverables described in Section 5.0 of this SOW.

2.0	Definitions

“Cluster” means a group of coupled computers that work together closely so that in many respects they can be viewed as though they are a single computer. The components of a Cluster are commonly, but not always, connected to each other through fast local area networks. Clusters are usually deployed to improve performance and/or availability over that provided by a single computer, while typically being much more cost-effective than single computers of comparable speed or availability.

"Deliverables" means items that Supplier prepares for or provides to Buyer as described in a SOW and/or WA. Deliverables include Developed Works, Licensed Works, Preexisting Materials, and Tools.

"Developed Works" means all work product (including software and its Externals), developed in the performance of this Agreement as described in this SOW and/or a WA. Developed Works do not include Licensed Works, Preexisting Materials, Tools, or items specifically excluded in this SOW and/or a WA.

“Fail-over” means the capability to switch over automatically to a redundant or standby computer server, system, or network upon the failure or abnormal termination of the previously active server, system, or network. Fail-over happens without human intervention and generally without warning, unlike switchover.

“Node” means a single computing device, such as a hardware server.

“Pre-Existing Materials”                                                       means items including their Externals, contained within a Deliverable, in which the copyrights are owned by a third party or that Supplier prepared or had prepared outside the scope of this Agreement.  Preexisting Materials exclude Tools, but may include material that is created by the use of Tools.

“Representational State Transfer” (“REST”) means an architectural style to code Application Programming Interfaces (“API”) using HTTP. This style is described in Roy Fielding’s dissertation, “Architectural Styles and the Design of Network-based Software Architectures”.

“Resource Reservation Protocol” (“RSVP”) means a transport layer protocol designed to reserve resources across a network for an integrated services Internet.

“Session Initiation Protocol” (“SIP”) means a signalling protocol, widely used for setting up and tearing down multimedia communication sessions such as voice and video calls over the Internet.

“Software Subscription or Metered Use Offering” means an offering to customers or other users, whether or not branded by Buyer or its Affiliates, for which end user customers pay a fee for access to software functionality for a fixed period of time, or for a fixed quantity of Web-based services.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

 “Subsidiary” or “Subsidiaries” shall mean a corporation, company or other entity:
(a)           more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or
(b)           which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Multipoint Control Unit” (“MCU”) means an endpoint on the local area network that provides the capability for three (3) or more terminals and gateways to participate in a multipoint conference.

“Virtual Private Network” (“VPN”) means a computer network in which some of the links between nodes are carried by open connections or virtual circuits in some larger network (e.g., the Internet) instead of by physical wires.

3.0	Licensed Work and Related Deliverables and Services
 3.1 Description of Licensed Work
3.1.1  General Description of Licensed Work:
1. Code name and version number: Components of Avistar Bandwidth Management, limited to:
•	Bandwidth management (phase 1)
•	Bandwidth management API (phase 1)
•	API to visualize statistical usage data (phase

***

3.  Documentation: Supplier will provide documentation as necessary for customers to enable Product Application Programming Interfaces (“API’s”).  Supplier will provide documentation reasonably necessary for instructional purposes for end user or administrator including installation, configuration and performance of the Licensed Work.  Supplier will provide documentation for functional specification and functional capability.  Supplier will provide documentation for Major Enhancements, Error Corrections and Basic Enhancements.

4.  Other materials: Documentation for the purpose of sales or technical enablement.

5.  Delivery Requirements:  Supplier will deliver the Licensed Works electronically in Object Code format or WAR format as denoted above.

3.1.2  Specific Description of Licensed Work:
1.  Code name and version number:  Components of Avistar Bandwidth Management, limited to:
•	Bandwidth management functionality (phase 1)
•	Bandwidth management API (phase 1)
•	API to visualize statistical usage data (phase 2)

a)        Format:  Object Code suitable for embedding in the Product, per Buyer’s specification, and modified to include any IBM branding in place of Supplier’s branding.

b)        Required function:

***

d)        Installation
1)	Supplier will provide an installation process for the Licensed Works that is also able to install

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Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Buyer-created components.  It is understood that in different system deployments the installation process may involve multiple installation processes or need to be invoked multiple times on different servers.
2)	Supplier will document the installation process for use by Buyer to deploy the Product.
3)
Supplier will provide all relevant information and documentation for the installation, deployment and configuration of the elements of the Licensed Works to achieve the requirements set forth in this document.

4)
The separately installed Licensed Works will appear in the installation databases (e.g. Windows Registry on Windows, Red Hat Package Manager database on Red Hat and SUSE) like any other normally installed application. This will occur automatically by using standard system install mechanisms. These entries will be removed upon uninstall of the Licensed Works using system uninstall mechanisms.

5)	Supplier’s name, product names or logos, will not appear in the installation databases after the Licensed Works are installed.
6)	An administrative user will have the ability to query, update, or delete the Licensed Works using the same standard mechanisms for doing these types of actions on the operating system.
.
e)        Product/operating system supported:

***

f)        National language support (“NLS”) version required: Licensed Works must be NLS enabled -- messages must be located in a separate file ready for translation.  Please see the Attachment entitled, “Globalization”, attached hereto.

2.  Documentation:
a)         Internal: Supplier will provide documentation as necessary for customer to enable APIs.  Supplier will provide documentation reasonably necessary for instructional purposes for end users or administrators including installation, configuration and performance.  Supplier will provide documentation for functional specification and functional capability.  Supplier will provide documentation for Major Enhancements, Error Corrections and Basic Enhancements.

b)         External:  Supplier will provide end user documentation as necessary for Buyer to support the Licensed Work.  Supplier will provide documentation for Major Enhancements, Error Corrections and Basic Enhancements

3.  Other materials:
a)         at Buyer’s request, Supplier will provide education/training materials necessary to produce lucid, valid documentation on all provided features/functions.

4.  Delivery location and other delivery specifics:
a) All items will be delivered electronically

 3.2           Identification of Tools
Tools for the Licensed Work are identified below. Supplier will update this list for all changes as soon as practicable after the change is identified.

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Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Description	Part Number / Model Number	Version / Release	Owner
1 No Tools
2
3
4
5
6

3.3	Error Correction Warranty Period
Supplier will provide Buyer, at no charge, Basic Enhancements and Error Corrections to the Licensed Work for ***.

3.4	Major Enhancement Warranty Period
Supplier will provide Buyer, *** Major Enhancements to the Licensed Work ***.

3.5 Licensed Works Integration Requirements

3.5.1 General
The Licensed Work must be able to be incorporated into the Product.  All features of the Licensed Work must be able to be exercised without requiring use of tools or user-interfaces other than those delivered by Supplier to Buyer for inclusion in the Product, or those provided in the Licensed Work and explicitly selected by Buyer.

3.5.2 Branding
Buyer will generate branding and product identification materials for the Product.  The Licensed Work will not express any user interface or other end-user viewable information that includes the Supplier’s branding or identity, except as mutually agreed in writing by the parties.

3.5.3 Management
Any and all management and monitoring interfaces, including both programmatic, command-line interfaces, and management user-interfaces which are included or used in the Licensed Work will be documented by Supplier and available by Supplier to Buyer for use in the Product. This documentation will be delivered in English.

3.5.4 Proxy/Registrar
The Licensed Work must support compatibility with the Buyer-supplied proxy/registrar using the SIP, as follows:

a) Buyer-supplied SIP proxy/registrar must be able to participate in all call paths leading to the bandwidth management functionality described in Section 3.1 and interactions provided in the Product.
b) Where there are compatibility errors between the Buyer-supplied proxy/registrar and the Licensed Work, the parties shall confer to determine the proper point of resolution for the error.

3.5.5 Client Endpoint
The Licensed Work must support compatibility with the Buyer-supplied client endpoint as follows:

a) Buyer-supplied client endpoints, which register with the Buyer-supplied proxy/registrar, must be bandwidth managed as described in Section 3.1. In the event there are compatibility errors between the Buyer-supplied proxy/registrar and the Licensed Work, the parties shall confer to determine the proper point of resolution for the error.

3.5.6 Coexistence
The Licensed Work must support coexistence with Buyer-created components on the same server machine.  The Licensed Work must provide that all communication ports and IP addresses are configurable at time of deployment to avoid conflict.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

3.5.7 Serviceability
The Licensed Work must support a sufficient level of error reporting and problem determination as follows:
a) All user-facing messages must follow a consistent format used by IBM WebSphere products.  For example, IBM standard practice guidelines and the text for runtime generated messages start with “CCCCNNNNS” where CCCC is a four character component identifier (e.g. AVNM), NNNN is a numeric identifier within that component, and S is an optional severity indicator (I = Informational;  W = Warning;  E = Error)
b) Logging and tracing must follow the WebSphere format if the module is to be deployed on WebSphere software. Otherwise, the module must have comparable logging and tracing facility for problem determination.
c) Licensed Work must exploit standardized Sametime software logging and tracing conventions and formats
d) System-wide logging must deliver all calls and resources used to a centralized database for reporting and monitoring purposes.

4.0         Rights in Licensed Works

4.1	Licensed Works
Supplier grants Buyer and Buyer Personnel a nonexclusive, worldwide, perpetual, irrevocable license to use, have used, execute, reproduce, transmit, display, perform, to prepare and have prepared derivative works of Licensed Works, to transfer, distribute, and sublicense Licensed Works and such derivative works in Object Code form only, and documentation, in any medium or distribution technology, and to grant others the rights granted herein.

4.2	Patents
(a)	Covenant Not to Sue from Buyer to Supplier

“Avistar Product” shall mean the Licensed Work as (i) Finally Accepted as the phase 1 Deliverable, and (i) Finally Accepted as the phase 2 Deliverable.

“IBM Patents” shall mean all patents throughout the world, including reissues, reexaminations, utility models and typeface design patents and registrations (but not including any other design patents or registrations):
(a)                 issued or issuing on patent applications entitled to an effective filing date prior to one year after Final Acceptance of the phase 2 deliverable; and
(b)                 under which patents or the applications therefor (including continuations, divisionals, or continuations-in-part) Buyer or any of its Subsidiaries has as of the Effective Date, or thereafter obtains, the right to grant immunities to Supplier of or within the scope granted herein.

***

Buyer on behalf of itself and its Subsidiaries grants to Supplier and its Subsidiaries, and to its and their distributors, customers and users, mediate and intermediate, a covenant not to commence or maintain any suit for infringement of those claims of those IBM Patents that read on  the Avistar Product (hereinafter “Immunized Claims”). This immunity under Immunized Claims shall also apply ***, and shall  apply to such Avistar Product *** regardless of whether they are used in combination with other hardware or software by Supplier, its Subsidiaries, and its and their distributors, customers and users, mediate and intermediate.

(b)  Patent License from Supplier to Buyer

Additional licenses to patents and patent applications that are owned or licensable by Supplier, now or in the future, are set forth in a separate Patent License Agreement, executed by the parties concurrently herewith.  For the avoidance of doubt, such patent license includes (but is not limited to) a grant of license to Buyer for the Licensed Works and Tools.  In the event of any conflict between the terms of the Base Agreement, this SOW, and the separate Patent License Agreement, the separate Patent License Agreement shall control as to the patent licenses granted to Buyer.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

4.3	Externals
Supplier grants Buyer and Buyer Personnel a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to prepare and have prepared derivative works of the Externals, and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute, and sublicense the Externals and such derivative works, in any medium or distribution technology, and to grant others the rights granted herein.

5.0	Description of Related Deliverables and Services
5.1
See the Attachment entitled, “Sales Enablement Plan”, for the Services and Deliverables related to sales enablement that Supplier will provide to Buyer. These Services and Deliverables will be considered complete upon Buyer’s acceptance.

5.2	***, Supplier will provide to Buyer testing, maintenance, and support for the Deliverables, as described in the Attachment entitled “Testing, Maintenance and Support.”

5.3	Developed Works
All Developed Works belong exclusively to Buyer and are works made for hire. If any Developed Works are not considered works made for hire owned by operation of law, Supplier assigns the ownership of copyrights in such works to Buyer.
Within *** of the Effective Date of the SOW, Buyer and Supplier shall produce together the specifications and project plan associated with the work to develop the *** displayed within the *** that will use the *** for *** specified in this SOW.  The *** will also designate responsibilities and tasks to be undertaken by each of the parties. If Buyer elects to obtain the *** will deliver the *** consisting of a *** used to *** exposed by the *** and any such *** and related materials will be deemed a ***.  Supplier will undertake such work in accordance with the schedule set forth in *** and as mutually agreed in the ***, and will deliver the *** in *** of the schedule set forth in ***.  In the absence of an ***, Buyer agrees to provide Supplier *** of *** in connection with the ***. There will be *** by either party in connection with the development of the  ***or the ***.

6.0	Supplier’s Responsibilities
6.1	In addition to delivering Licensed Works, Tools and other Deliverables and Services on schedule, Supplier will:
a) participate in progress reviews, as requested by Buyer, to demonstrate Supplier's performance of its obligations;
b) maintain records to verify authorship of Licensed Works *** after the termination or expiration of this SOW. On request, Supplier will deliver or otherwise make available this information in a form specified by Buyer;
c) as part of Supplier's importation requirements, provide to Buyer on the commercial invoice:
i.	the Harmonized Tariff Code of the importing country for every Product; and
ii.	an invoice description that provides enough detail to verify the categorical classification of every Product.
d) for all Supplier Software, supply Buyer with a report outlining the current version numbers and anticipated cessation of support dates for that Software. This report must be provided on a biannual basis or more frequently if required by Buyer.

6.2	Supplier's Use of Subcontractors
Supplier may subcontract Services to be performed hereunder. Notwithstanding this subsection, Supplier's use of subcontractors will not relieve Supplier of the responsibility for the subcontractor's performance, and Supplier's obligations and responsibilities assumed under this SOW will be made equally applicable to subcontractors. Buyer reserves the right to reject Supplier's use of a subcontractor in performance of this SOW for any reason.

6.3	Source Code Escrow

6.3.1	Escrowed Materials
For each Licensed Work, Supplier agrees to place in escrow in accordance with the terms and conditions of a separate Source Code Custodial Agreement ("SCCA"), the following materials: (i) two (2) copies of the Licensed Work in machine-readable format, including both Source Code and Object Code; (ii) one (1) complete set of the Documentation related to the Licensed Work in both hard copy and machine-readable form; (iii) one (1) copy of a comprehensive list of all items in the development environment indicating those items which are commercially available on reasonable terms through readily known sources; (iv) one (1) set of the development environment except those items identified pursuant to 3 above as being commercially

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

available on reasonable terms through readily known sources; (v) one (1) copy of a comprehensive list of all Source Code modules of the Licensed Work.

6.3.2	Release Events and Rights in Released Escrowed Materials
Supplier will notify Buyer *** of the occurrence of a Triggering Event as defined in the relevant SCCA. Buyer is granted a nonexclusive, worldwide, perpetual, irrevocable license to prepare and have prepared derivative works of Escrowed Materials, and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute and sublicense Escrowed Materials and such derivative works, in any medium or distribution technology for the purposes of maintaining and providing Basic Enhancements to the Licensed Work.

6.3.3	Confidential Treatment
Buyer and Supplier will treat the release of the Escrowed Materials as a disclosure of Confidential Information under the parties’ existing Confidential Disclosure Agreement related to the Licensed Work, or if none, under Buyer’s then standard Confidential Disclosure Agreement.

6.4	Asset Protection
In the event that assets are loaned to Supplier and there is no separate loan agreement in place between Buyer and Supplier for those assets, Supplier will be responsible for risk of loss and for the return of those assets to Buyer.

6.5	Third Party Code and Certificate of Originality Obligations
(a)
Supplier will use all commercially reasonable efforts to disclose to IBM in writing the existence of Third Party Code that is included in or is provided in connection with the Deliverables.  Supplier represents and warrants on an ongoing basis that, before entering into this SOW, Supplier has disclosed to Buyer in writing the existence of any third party code, including without limitation open source code and freeware, ("Third Party Code") that is included in or is provided in connection with the Deliverables and that Supplier and the Deliverables are in compliance with all licensing agreements applicable to such Third Party Code.

(b)
Supplier represents and warrants on an ongoing basis that, 1) at least *** before including any Third Party Code in any modifications, new releases, or new versions of the Deliverables under this SOW, Supplier will disclose to Buyer in writing the existence of such Third Party Code, including providing a Vendor Certificate of Originality (“COO”), a template of which is provided as an attachment hereto, that specifies such Third Party Code with particularity, including separately specifying with particularity any open source code or freeware in binary form (e.g., binary dependencies) that is included within any open source code or freeware specified in the COO, to Buyer at least *** prior to each of: (i) Supplier’s delivery of the Licensed Work to Buyer for Acceptance Testing, and (ii) Supplier’s delivery of each Major Enhancement to the Licensed Works in accordance with the Schedule in Section 10, and 2) modified Deliverables or new releases or new versions of the Deliverables including Third Party Code will be in compliance with all licensing agreements applicable to such Third Party Code. Supplier will not provide to Buyer any Deliverables or modifications thereto or new releases or versions of Deliverables, that include Third Party Code, unless Buyer has approved the inclusion of such Third Party Code.

(c)
Supplier will not provide to Buyer any Deliverable that includes any of the following types of Third Party Code, unless Buyer has approved their inclusion in advance in writing, such approval not to be unreasonably withheld or delayed:

• Material licensed under the "GNU General Public License" ("GPL") or a substantially similar license;
• Material licensed under the GNU Library or "Lesser" General Public License ("LGPL") or a substantially similar license;
• Material that requires the Deliverable, or portions thereof, to be licensed to End Users by parties other than Buyer and/or under specific additional licensing terms and conditions (other than mere notice provisions)
which are required to be agreed to by End Users; or
• Material that Supplier knows or has reason to know to be the subject of a claim, demand, suit, action or proceeding in which it is alleged that such software infringes the intellectual property rights of a third party.

(d)  With regard to types of Third Party Code other than those identified in Section 6.5 (c), Supplier and Buyer shall confer in good faith regarding any commercially reasonable concerns which Buyer has with regard to their inclusion in the Licensed Work, and Supplier agrees to take such commercially reasonable steps as may be requested by Buyer

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

in good faith in order to remediate the code or otherwise address any such commercially reasonable concerns.

6.6	Financial Reporting
Upon Buyer request, Supplier will provide a Dun and Bradstreet report or similar report at Supplier's expense to Buyer. Submission of the Dun and Bradstreet report must be initiated through the IBM Global Procurement Supply Portal and routed directly from Dun and Bradstreet to Buyer. Supplier will be responsible for the full cost of the report at the price established by Dun and Bradstreet, and no rebate, refund or other discount which may be applicable to Buyer or its Affiliates will apply to the price of the report purchased by Supplier.

6.7	Lab Support
In order to facilitate Buyer’s validation of requirements and completion of the Product, Supplier agrees to make available to Buyer mutually agreed testing lab facilities.  These facilities will include access to audio/video equipment and configured instances of the Licensed Work elements.  These facilities will be employed both to verify features of the Licensed Work, and to test integrated features of the Product.  The location of the lab resources, and the timing of their use, will be determined and documented by the joint technical team.

Additionally, Supplier agrees to provide reasonable support to Buyer in the form of documentation, information and guidance on best-practices in Buyer’s establishment of lab deployments intended for use with the Product in Buyer’s facilities.

7.0	Technical Criteria for Final Acceptance

7.1 General
The Deliverables will be subject to a process whereby compliance with the technical requirements set forth is verified for purposes of determining Final Acceptance of the Deliverables.  Buyer and Supplier agree that this process shall consist of preliminary testing, to be followed by an iterative process requiring coordination of the development schedules of the parties.  After the preliminary testing is completed, Supplier agrees to correct errors and conduct subsequent testing, as agreed upon through the joint technical process.  This process will continue until the Deliverable meets the Final Acceptance criteria.

7.2 Supplier Testing
Supplier will perform the following tests upon the Deliverable:

1.	component testing
2.	functional verification testing
3.	system testing
4.	performance and scalability testing

Upon Buyer's reasonable request, specific tests in each of the foregoing areas will be performed by Supplier.

During the iterative development process, prior to each code delivery, Supplier will perform a set of tests to ensure a minimum level of stability before delivering to Buyer.  Supplier will provide to Buyer, concurrent with each iterative delivery of a Deliverable, all test reports associated with that delivery of the Deliverable.

7.3 Preliminary Testing Criteria
Preliminary testing during the development process shall be performed by Supplier and based upon the operation of the Deliverable and a set of Product operations mutually agreed by the parties.  The criteria for the preliminary testing shall consist of the following:

***

7.4 Iterative Acceptance Testing
After successful completion of the preliminary tests, the Deliverables will be subject to further rounds of acceptance testing (“Iterative Acceptance Testing”) to be conducted by both parties. Each party shall provide necessary technical personnel and resources at the site(s) where Iterative Acceptance Testing is performed.  The Iterative Acceptance Testing will be performed against both the Product and the Deliverables.  The timing for these tests will be based on ongoing deliveries of the Deliverables and shall be performed promptly after such deliveries on mutually agreed dates.  Supplier agrees to resolve

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

all errors found during Iterative Acceptance Testing prior to Final Acceptance (see Section 7.5 below).  In cases where the need or timing of an Error Correction is uncertain, the joint technical team will determine the proper resolution, and can mutually agree whether to correct or defer correction for any given error.

7.5 Final Acceptance
Supplier shall deliver the Deliverable that materially complies with the specifications stated herein for final acceptance.    Final Acceptance will occur when the Deliverables delivered by Supplier materially meet all functional requirements, non-functional requirements and integration requirements set forth and when all errors (other than Severity Level 4 errors) identified by Buyer as requiring correction in Iterative Acceptance Testing have been verified as corrected  (“Final Acceptance”).

Buyer shall have *** after receipt of Deliverable to complete Final Acceptance tests. Upon achievement of satisfactory test results in accordance with the criteria defined in this SOW, Buyer shall notify Supplier of its Final Acceptance of the Deliverable in writing *** after test completion. Buyer shall also notify Supplier of any error *** after test completion. Buyer may reject the Deliverable if it does not comply with the Final Acceptance criteria set forth in this section.   A failure by Buyer to provide written acceptance or rejection within the timeframes specified above shall be deemed Final Acceptance.

Should Buyer reject the Deliverable submitted for Final Acceptance due to non-conformance with the test criteria specified in this document, Supplier shall use all reasonable endeavors to promptly remedy such deficiencies and shall again deliver the Deliverable for Final Acceptance testing. The parties shall then repeat the Final Acceptance test procedure set forth above until the Deliverable has achieved Final Acceptance.

7.6 Technical Events
The following list of events will be included in the project plan.

Design Complete: All technical issues regarding the use of the Deliverables, including deployment models, integration models, required interface or functional changes or enhancements to the Deliverables, etc. have been specified and agreed to through the joint technical process.

Delivery Schedule Complete: A schedule for both interim deliveries of the Deliverables, and Iterative Acceptance Testing activities is agreed to through the joint technical process.

Final Delivery: Receipt of the expected final version of the Deliverables, which is intended to meet all Final Acceptance criteria.

Final Acceptance Complete: Successful validation of all Final Acceptance criteria.

 7.7 Waiver of Acceptance Testing
Buyer may, at its sole discretion, waive requirements for its acceptance testing of the Deliverables. Any such waiver must be in writing and signed by Buyer. Buyer's testing does not relieve Supplier of its obligations under this Agreement.

8.0	Quality Measurements

8.1    Supplier represents that it has a product and service quality program that  includes:
1)	performance targets;
2)	assessment of engineering, development and test processes;
3)	configuration and change management processes;
4)	assessment of the quality of Deliverables, Products and Services;
5)	documents non-conformances; and
6)
processes to correct errors or other non-conformances. Supplier will periodically, as negotiated, provide Buyer its standard product development life cycle and error metrics. An example of the data of interest is included in the Attachment entitled “Sample Data Collection Form for Supplier”.

Supplier also represents that it qualifies or will qualify during the Term of this Agreement as a Software Engineering Institute's (SEI) Capability Maturity Model Integration - Software Engineering (CMMI-SW) Level  2 development organization.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

8.2    The parties agree that the Attachment entitled "Quality Requirements for Customized or Developed Works" is hereby incorporated by reference into this Agreement.

9.0	Supplier’s and Buyer’s Responsibilities
9.1
Upon mutual agreement, within ***, the parties will conclude a project plan, which will include engagement guidelines for the parties’ technical teams and assistance Buyer may provide to Supplier under this Agreement.

9.2
The parties may meet together on a periodic basis, as agreed, but no more than one time per quarter, to discuss the progress Buyer has made toward reaching Buyer’s initial net revenue of *** as described in Section 11.3.

10.0	Schedule
The relevant milestones, completion dates, and terms associated with this SOW are:
	MILESTONES	DATE

1.	Initial delivery of Tools listed in Section 3.2	TBD
2.	Delivery of the other Deliverables (other than the Licensed Work, Tools, etc.)	TBD
13.	Receipt of the completed Certificate of Originality for the Licensed Work
Prior to or upon 1)At least *** days prior to  1) Supplier’s execution of the SOW, 2) Supplier’s delivery of the Licensed Work and Developed Works to Buyer for Acceptance Testing, and 3) 2) Ssupplier’s delivery of each Major Enhancement to the Licensed Works

24.	Feature complete delivery, phase 1	***
35.	Final Delivery for Acceptance Testing, phase 1 Deliverables	***
46.	Final Acceptance phase 1	*** business days of Final Delivery of phase 1 Deliverables
57.	Feature complete delivery, phase 2	***
68.	Final Delivery for Acceptance Testing, phase 2 Deliverables	***
79.	Final Acceptance phase 2	*** business days of Final Delivery of phase 2 Deliverables

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

11.0	Payments

11.1	Fixed Payment
In partial consideration for the licenses granted by Supplier in the Patent License Agreement referenced in Section 4.2(b) of this SOW, Buyer will pay Supplier a one time fixed payment of three million dollars (USD $3,000,000.00). Such payment will be made net sixty (60) days after the Effective Date of this SOW.

11.2	Pre-paid Royalties
In consideration for the *** of license fees and Software Subscription or Metered Use Offering fees received by Buyer for the Product(s) beginning in the calendar quarter in which a Product becomes generally available, Buyer will pay Supplier the following pre-paid, non-refundable royalties as a bulk purchase for Licensed Works and the patent license granted in the Patent License Agreement referenced in Section 4.2(b) above  upon Final Acceptance of Deliverables as set forth below:

Date/Event:                                                                                                                                        Payment:
 Within *** following Final Acceptance of phase 1 Deliverables                                                                                                                                          USD $1,500,000.00
 Within *** following Final Acceptance of phase 2 Deliverables                                                                                                                                          USD $1,500,000.00

11.3	Additional Royalty Payments
Beginning in the first calendar quarter in which net revenue recorded by Buyer for the Product(s) *** Buyer will pay Supplier an additional royalty as follows (“Additional Royalties”) for Licensed Works and the licenses granted in the Patent License Agreement referenced in Section 4.2(b) above :

(a)  When a Product is licensed to end user customers, Buyer will pay Supplier an Additional Royalty equal to two percent (2%) of net revenue recorded by Buyer for each authorized copy of the Product licensed to an end user customer by Buyer or Buyer Personnel;

(b)  When a Product is combined with other products or services and offered to end user customers (“Product Bundle”), Buyer will pay Supplier an Additional Royalty equal to two percent (2%) of the net revenue recorded by Buyer for each authorized copy of the Product Bundle licensed to an end user customer by Buyer or Buyer Personnel, which license fee will be based on the proportionate value of the Product to the Product Bundle as determined by Buyer in its commercially reasonable discretion;

(c)  When a Product is offered to end user customers as part of a Software Subscription or Metered Use Offering, Buyer will pay Supplier an Additional Royalty equal to two percent (2%) of the net revenue recorded by Buyer for each such Software Subscription or Metered Use Offering sold to an end user customer by Buyer or Buyer Personnel, which license fee will be based on the proportionate value of the Product to the Software Subscription or Metered Use Offering as determined by Buyer in its commercially reasonable discretion;

(d)  Buyer shall not owe any Additional Royalties to Supplier for internal use of any Product by Buyer or Buyer’s Affiliates and any such use of the Product(s) will not be included in any calculation of *** Additional Royalty trigger amount.

11.4	Lower Royalty Payment
Buyer may request a lower Additional Royalty for the Products when a licensing transaction requires a substantial discount. If Supplier agrees, both parties will sign a letter specifying the licensing transaction and its lower Additional Royalty payment.

11.5	Payment Terms
Buyer will pay supplier Additional Royalties based upon net revenue recorded by Buyer in a *** for the Product(s). Payment will be made in US dollars, *** during which net revenue is recorded and recognized by Buyer for a Product and/or Service sale, unless the last day of the month falls on a weekend or holiday, it will then be made on the next business day. In the US, a royalty payment quarter ends on the last day ***. Outside of the US, a royalty payment *** is defined according to Buyer’s current administrative practices. Royalties will be paid less adjustments and refunds due to Buyer. Buyer will provide a statement summarizing the royalty calculations with each payment.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

12.0	Communications
All communications between the parties will be carried out through the following designated coordinators. All notices required in writing under this Agreement will be made to the appropriate contact listed below at the following addresses and will be effective upon actual receipt. Notices may be transmitted electronically, by registered or certified mail, or courier. All notices, with the exception of legal notices, may also be provided by facsimile.

Business Coordinators
FOR SUPPLIER		FOR BUYER
Name	***	Name	***
Title	***	Title
Address	***	Address
Phone	***	Phone
Fax		Fax
E-mail	***	E-mail

Legal Coordinators
FOR SUPPLIER	FOR BUYER
Name	Name	***
Title	Title	***
Address	Address	***
Phone	Phone	***
Fax	Fax (Fax notice shall be valid only when verbal confirmation of receipt is obtained.)	***
E-mail	E-mail	***

Technical Coordinators
FOR SUPPLIER		FOR BUYER
Name	***	Name	***
Title	***	Title	***
Address	***	Address	***
Phone	***	Phone	***
Fax	***	Fax	***
E-mail	***	E-mail	***

13.0	Electronic Commerce
Unless previously submitted by Supplier, in order to initiate electronic transfer of payments associated with this SOW, Supplier will complete the attached form entitled “Authorization for Electronic Funds Transfer” and fax the completed form to Accounts Payable at the number included on the form.

14.0	Accessibility
Supplier shall disclose to Buyer the extent to which Deliverables are accessible to persons with disabilities, either directly or through assistive technology. Supplier will complete and deliver to Buyer either the applicable IBM Accessibility checklist (preferred), Web Content Accessibility Guidelines (WCAG) checklist or Information Technology Industry Council US Section 508 Voluntary Product Accessibility Template, *** of the effective date of this Agreement. Supplier shall update the accessibility documentation provided to Buyer pursuant to the preceding sentence to address any new versions or releases of the Deliverables supplied to Buyer within ***. Failure of the Deliverables to operate in accordance with the accessibility documentation provided by Supplier will be deemed a material breach of this SOW.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

15.0	Supplier Representations
Supplier represents and warrants that any and all representations made and information provided by Supplier to Buyer and Affiliates in connection with this SOW, including that information provided within or in support of an RFP/RFQ, is accurate.

16.0	Modification of Certain Provisions in the Base Agreement as they Apply to this SOW
For purposes of this SOW (and any WAs issued hereunder) only, the following Sections and Subsections of the Base Agreement are modified as follows:

16.1	In Section 5.3 Royalty Calculations, at the end of the first sentence, insert “in accordance with the relevant SOW”.
16.2	In Section 7.2 Warranty Redemption, in the second sentence after “If Supplier fails to do so” insert “within a reasonable period of time”.
16.3	In Section 9.5 Patents, at the end of the sentence insert “unless otherwise stated in a related SOW”.
16.4	Section 10.1 General Indemnification, is deleted in its entirety and replaced with the following:
“Each party will defend, hold harmless and indemnify, including legal fees, the other party and its Personnel  against third party claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions or breach of any term of this Agreement by a party hereunder.”
16.5	Section 10.3 Exceptions to Indemnification is deleted in its entirety and replaced with the following:
“Notwithstanding the provisions of this Section, Supplier assumes no liability for (a) infringement claims arising from on the following circumstances provided such infringement would have been avoided in the absent the following ac-tions: (i) the combination of the Deliverables with materials other than Products; (ii) any modifications to the Deliver-ables unless such modification was made  by Supplier or contemplated in a SOW; (iii) Supplier’s implementa-tion of a Buyer originated design.”
16.6
 In Section 11.0 Limitation of Liability between Supplier and Buyer, the first paragraph is deleted in its entirety and replaced with “The foregoing provisions of the above Section 10 state the entire liability and obligations, and the sole and exclusive remedy of, the parties to each other, with respect to any actual or alleged infringement of any intellectual property right by each party. In no event will either party be liable to the other for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages.”

16.7	Section 14.1 Termination of this Base Agreement is retitled Termination of this Base Agreement or SOW for Cause. In the first sentence after the words “Base Agreement” insert “or SOW”.
16.8
In Section 14.2 Termination of a SOW or WA before the first sentence, insert “After the initial five (5) year term of this SOW.” In bullet 1, after “with Cause” insert “in accordance with Section 14.1 above” and delete “effective immediately”.

16.9
At the end of Section 12.0 Supplier and Supplier Personnel, bullet 3, insert “A former employee shall be defined as a person who was an employee of Buyer within a 24-month period prior to the date of assignment under an SOW or WA (“Former Employee”).”

16.10	In Section 15.2 Assignment, after the first sentence, insert “The rights and liabilities of the parties hereto will bind and inure to the benefit of permitted successors or assigns.”
16.11	Section 15.6 Ethical Dealings is deleted in its entirety and replaced with the follow:
“The parties will each be familiar and will strictly comply with all laws and regulations on bribery, corrup-tion, and prohibited business practices.  Neither party (including its Affiliates)  will offer, promise or make or agree to make, directly or indirectly, (a) any political contributions of any kind or any payment to or for the benefit of any public official, whether elected or appointed, (b) any payments for gifts, meals, travel or other value for a government employee or his/her family members or (c) any payments or gifts (of money or anything of value) to anyone for the purpose of influencing, or inducing anyone to influence decisions in favor of, the other party or any of its Affiliates.  Neither party shall reimburse the other for any such politi-cal contributions, payments or gifts.”
16.12	Section 15.7 Exchange of Information is deleted in its entirety and replaced with the following:
“All information which either party has provided the other party hereunder prior to the Effective Date, or subsequently provides to the other party in connection with this Agreement and the transactions and matters contemplated hereby, including any prior technical, sales or client information, shall be governed by that certain Confidential Disclosure Agreement executed, either previously or concurrently with this Agreement, between the parties dated 02/26/2008 (the "Non-Disclosure Agreement"). Such information shall be used by the parties solely for the purpose of performing its obligations to under this Agreement as provided herein.  The term of the Non-Disclosure Agreement is hereby extended for the later of (a) the term specified in the Non-Disclosure Agreement; or (b) the term of this Agreement. The parties

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

will not publicize the terms of this Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing gives the other party reasonable prior notice to allow the other party a reasonable opportunity to obtain a protective order. Supplier will use information regarding this Agreement only in the performance of this Agreement. For any Personal Data relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use, disclose and transmit such information in connection with this Agreement.The parties anticipate an announcement in connection with the subject matter of this SOW.  Any announcement would require the prior approval from both partiesThe parties acknowledge that as required by SEC regulations, Supplier will file the appropriate 8K in connection with this Agreement.”

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:
International Business Machines Corporation	Avistar Communications Corp.
By:	By:
Buyer Signature Date	Supplier Signature Date
***
Printed Name	Printed Name
***
Title & Organization	Title & Organization

Buyer Address: ***	Supplier Address: ***

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

[Missing Graphic Reference]

You hereby authorize IBM to initiate credit entries to the account listed below in connection with agreed upon Electronic Data Interchange (EDI) transactions between our companies. You agree that such transactions will be governed by the National Automated Clearing House Association (ACH) rules. This authority is to remain in effect until IBM has received written notification of termination in such time and such manner as to afford IBM a reasonable opportunity to act on it. You also authorize the Bank listed below to verify your account information as necessary to establish the EFT. IN NO EVENT SHALL IBM BE LIABLE FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES AS A RESULT OF THE DELAY, OMISSION OR ERROR OF AN ELECTRONIC CREDIT ENTRY, EVEN IF IBM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. You are required to provide IBM prompt written notice regarding the initiation, change, or termination of any relationship in which you authorize a Third Party to receive payment from IBM on your behalf. Payments made by IBM to a Third Party you authorize within this form to accept payments on your behalf shall satisfy any payment obligation from IBM to you and shall constitute payment in full for such obligation.
This agreement shall be governed by the laws of the State of New York.

TRADING PARTNER NAME:
PHYSICAL ADDRESS
Street Address
City, State, Zip
Company Tax ID Number
REMIT TO ADDRESS	Only list a remit address if it differs from the address above
Street Address / PO Box
City, State, Zip
BANKING INFORMATION	This must be a U.S. Domestic Bank to use this form
Name of Bank
Street Address / PO Box
City, State Zip
Title on Bank Account (Should Read Exactly as Listed on Bank Statement)
EFT INFORMATION	Obtain this information directly from your bank
Bank ABA Number: (also known as Bank Routing Number)	___ ___ ___ ___ ___ ___ ___ ___ ___ (Must be 9 digit number)
Bank Account Number
YOUR BANK CONTACT	Person at your bank who we can contact to verify Banking information
Contact Name / Title	Name: Title:
Contact Phone / Fax	Phone: ( ) Fax ( )
REMIT ADVICE OPTION	Check One (See instructions for help)
Remit advice sent directly to your EDI/WOI Mailbox	_____ 1 ______________________________________________ Fill in your EDI/WOI UserID above
Remit Advice sent to your bank w/ payment	_____ 2
AUTHORIZATION	Authorized Signature (MUST BE SIGNED)
Signature: Date: Print Name: Title: E-Mail Address: Phone: ( ) Fax: ( )

A copy of a voided check is recommended to validate your EFT banking information.
Please fax this form along with a copy of a voided check to (845) 491-5368

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

The following instructions will assist you in filling out the EFT Authorization Form accurately. All fields on this form are required for your request to be processed. These instructions are designed to prevent errors which cause delays in your EFT setup. If you have additional questions, please contact our EFT Team at eftsetup@us.ibm.com or the AP Customer Service at 607-429-4848. Additional information can be found on our internet website at http://www-1.ibm.com/procurement/proweb.nsf/ContentDocsByTitle/United+States~EFT+Process?OpenDocument&Parent=EDI+Invoicing

Trading Partner Name:
This is the name of your company. Please fill out the name as it would appear on the invoice.

Physical Address:
This is your company’s physical location.

Remit To Address:
This is the address for which your invoices read “send payments to:.” This is not to be confused with your company’s physical location; however it may be the same. A rule of thumb is: Where should payments be mailed in the event a paper check needs to be cut?

Banking Information:
This is the physical location of the bank you use. If you use a branch, please supply the branch’s address in this section. If proper information is not provided, it will result in payment delays.

Title on Bank Account:
This should be the exact name as shown on your monthly Bank Statements. If the name (Title) on your bank account differs from your company name, we will need a written explanation on your company letterhead of the relationship between the name on the account and your company name. This letter can be faxed in along with the EFT Authorization Form.

EFT Information:
We recommend that you obtain this information directly from you bank. The information needed is the Routing/ABA# (American Banking Association) of your bank, and your company’s individual Account #. When asking the bank for this information, let them know that IBM intends to send EFT payments to you account using the ACH (Automated Clearing House). It is important to note that IBM is sending an EFT payment through the ACH, we are not sending a Wire payment. Wire payments and EFT payments are not the same. For additional backup, we recommend that you send a copy of a voided check along with the EFT Form.

Bank Contact:
This should be an employee of your bank whom IBM can contact to verify that the banking information supplied is correct.

Remit Advice Option:
This determines where IBM sends your remittance advice for payments that are sent electronically. IBM offers two options:

Option 1 : You must be an EDI / Forms Exchange (FOX) / WOI enabled supplier to use this option. IBM will electronically send your remittance to your EDI/FOX/WOI in-box. You will normally receive your remittance advice 1 to *** to the date the funds will be available in your account. Please provide your EDI/FOX/WOI mailbox / userid in the space to the right of the option 1 check-box. Option 1 is recommended for all EDI/FOX/WOI users.

Option 2 : IBM will electronically send your remittance to your bank along with the payment. When choosing this option you will need to set up an agreement with your bank for them to forward you this information. (IBM will be sending the payment and remittance advice in an X-12 820 CTX file via the ACH).

Signature / Company Contact:
The form must be signed by someone in your company who has the authorization to permit IBM to electronically send payments to your company’s bank account. Please provide all the requested information for this individual.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Vendor Certificate of Originality

This questionnaire must be completed by a vendor (“You”) furnishing copyrightable material, such as software, audio/visual works, written materials, etc. (“Material”) to IBM. The acceptance of this questionnaire by IBM is a prerequisite for the IBM final payment for the furnished Material.

Depending on Your agreement with IBM, You may have an obligation to communicate additional information to IBM that IBM may require for copyright registration and/or enforcement of legal rights relating to the furnished material.

Please leave no questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished material.

Summary Information

Your name and address:                                           _____________________________________________________
 _____________________________________________________
 _____________________________________________________
 _____________________________________________________
Name of the Material:                                               _____________________________________________________
IBM Contract No:                                    _____________________________________________________
IBM Contract Administrator: _____________________________________________________

A -Material Identification
1. Category of the material (Please check only one):
__a) Software (including its related documentation)
__b) Audiovisual Works
__c) Mask Works
__d) Written Materials excluding related documentation of a)-c)
__e) Other (if other please identify): _________________________________________________

If You selected either "Software" or "Audio/Visual Works", please provide the names of any software tools (e.g. compiler, software development tool, etc.) that were used to create such Material: ___________________________________________________________________

2. General description of the Material (including the description of any new function that You contributed): ________________________________________________________________

3. What was the date that the creation of Material was completed? (except for minor error corrections, etc.):___________________________________________________________

B - Newly Created Material
The questions in this section are targeted at any newly created portion of the Material (“Newly Created Material”). If the Material includes any pre-existing material, please provide detailed information for such pre-existing material in section C (Pre-existing Material). All developers or creators of the Newly Created Material must be specified in one of the following Categories I, II or III. Unless otherwise indicated, Your employees include temporary and supplemental employees who created or contributed to the creation of the Material under contract or other agreement with You.
I. Was any portion of the Newly Created Material created by Your employee(s) within the scope of their work assignment or job function ("Category I") assignment? __Yes __No

If You checked Yes please provide a copy of any relevant employee agreement governing the creation of intellectual property for Your company by the employee and provide below the requested information for each employee. It is not necessary to provide copies of the agreements actually signed by each employee as long as you provide the terms of each agreement. For example, it would be sufficient to provide blank employee agreement forms of the type actually completed by the employee.

Name of employee:____________________________________________________________

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Title: _______________________________________________________________________

Name of employee:____________________________________________________________
Title: _______________________________________________________________________

Name of employee:____________________________________________________________
Title: ________________________________________________________________________

(If there is insufficient space to list all contributors, please attach an additional page with the required information).
II. Was any portion of the Newly Created Material created by Your employee(s) outside the scope of their work assignment or job function ("Category II")? __Yes __No

If You checked Yes please provide a copy of any relevant employee agreement governing the creation of intellectual property for Your company by the employee and provide below the requested information for each employee. It is not necessary to provide copies of the agreements actually signed by each employee as long as you provide the terms of each agreement. For example, it would be sufficient to provide blank employee agreement forms of the type actually completed by the employee.

Name of employee:____________________________________________________________
Title: _______________________________________________________________________

Name of employee:____________________________________________________________
Title: _______________________________________________________________________

Name of employee:____________________________________________________________
Title: _______________________________________________________________________

(If there is insufficient space to list all contributors, please attach an additional page with the required information).
III. Was any portion of the Newly Created Material created for You by anyone other than Your employees, including another vendor company, an independent contractor, a subcontractor, a consortium or university ("Category III")? __Yes __No

If You checked Yes please provide a copy of any relevant agreement that you may have governing the creation and/or license of the intellectual property for this Material and the names and title of the individuals who contributed the material. If the third party was a company, please provide the name and address for the company.

Name:______________________________________________________________________
Title/Address: _______________________________________________________________

Name: _____________________________________________________________________
Title/Address: ________________________________________________________________

Name: ______________________________________________________________________
Title/Address: ________________________________________________________________

(If there is insufficient space to list all contributors, please attach an additional page with the required information).
1. Does any portion of the Newly Created Material link to any libraries or other software that is characterized as freeware, shareware or open source software (“OSS Material”). For the purposes of this Certificate of Originality, open source software is computer software programs whose source code is available for inspection and use by anyone and is made available under a license that permits recipients to copy, modify and distribute the program’s source code without payment of royalty.

Common examples of such licenses, include, but are not limited to, the GNU GPL and LGPL licenses, the Mozilla Public License, Apache license, BSD License, MIT License, Common Public License, etc.?

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

__Yes __No
If you checked No please go to section C.

If you checked Yes please, provide the following OSS Material information.
Is the linking static or dynamic? ___static ___dynamic
OSS Material Name: ______________________________________________________________
Source of the OSS Material (e.g. a URL, company address, etc): __________________________
_______________________________________________________________________________
License Information (please attach a copy of the license): _________________________________
Any information that would be helpful to identify the ownership of the OSS Material (e.g. Copyright notice, author’s name, contact information, etc.): _______________________________

C -Pre-existing Material

The target of this section is any material that had been created by You or others, before you entered into an agreement with IBM to create the Material ("Pre-existing Material"). Pre-existing Material includes, but is not limited to, software, software libraries, textbooks, and publications that were used in the creation of the Material provided by You to IBM.
1. Was any portion of the Material composed of or derived from Pre-existing Material?
__Yes __No
If you checked No go to section D.

2. Is any portion of the Pre-existing Material owned by You? __Yes __No

If you checked Yes please provide the name of the Pre-existing Material ________________________________________________________________________________

3. Is any portion of the Pre-existing Material owned by a third party (excluding OSS Material)? __Yes __No

If you checked Yes please provide the following information:

Name of Pre-existing Material: ______________________________________________________
Source of the Pre-existing Material (e.g. a URL, company address, etc): _______________________
_____________________________________________________________________________
License Information (please attach a copy of the license): _________________________________
Any information that would be helpful to identify the source and ownership of the material (e.g. Copyright notice, author’s name, contact information, etc.): _______________________________
Have You modified the third party Pre-existing Material? ___Yes ___No
If you checked Yes, please briefly describe the nature of the modifications____________________
____________________________________________________________________________
4. Is any portion of the Pre-existing Material OSS Material? __Yes __No
If you checked Yes please provide the following information:

Name of Pre-existing Material: _____________________________________________________
Source of the Pre-existing Material (e.g. a URL, company address, etc): ____________________
______________________________________________________________________________
License Information (please attach a copy of the license): _______________________________
Any information that would be helpful to identify the source and ownership of the material (e.g. Copyright notice, author’s name, contact information, etc.): _______________________________
Have You modified the third party OSS Material? ___Yes ___No
If you checked Yes, please briefly describe the nature of the modifications_________________
____________________________________________________________________________

5. Does any portion of the Pre-existing Material link to any OSS Material, including, for example, by using an OSS Material source software development kit? __Yes __No

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

If you checked Yes please, provide the following OSS Material information.
Is the linking static or dynamic? ___static ___dynamic
OSS Material Name: ______________________________________________________________
Source of the OSS Material (e.g. a URL, company address, etc): ___________________________
_______________________________________________________________________________
License Information (please attach a copy of the license): _________________________________
Any information that would be helpful to identify the source and ownership of the material (e.g. Copyright notice, author’s name, contact information, etc.): _______________________________

D -External Characteristics including Icons (“External Characteristics” include display screens, data formats, instruction or command formats, operator messages, interfaces, images video, sound recordings, icons, etc.)

Were the "External Characteristics" of the Material or any portion thereof copied or derived from the pre-existing "external characteristics" of other software or copyrightable material ("Pre-existing Externals")? __Yes __No
If You checked No go to section E.
If You checked Yes please provide the following information:

a) Type of External Characteristic: ___________________________________________________
b) Name of the External Characteristic: ________________________________________________
c) Source of the External Characteristic: _______________________________________________
d) Author (if known): ______________________________________________________________
e) Owner: _______________________________________________________________________
f) License information (if applicable): _________________________________________________
g) Please identify or describe any pre-existing External Characteristics are known to you that are similar in appearance to the External Characteristic(s) that you are providing in the Material. ________________________________________________________________________________
________________________________________________________________________________

E -Miscellaneous

1. Does the Material conform to any particular technology standards? __Yes __No
If You checked yes please identify the name of such standard and standard body.
Name of Standard:____________________________________
Standards body: ______________________________________

2. Identify below, or in an attachment, any other circumstance which might affect IBM's ability to reproduce and market this material, including:

a) Confidentiality or trade secrecy of Pre-existing Materials included in the Material: ____________________________________________________________________

b) Known or possible royalty obligations to others arising out of the Material: _______________________________________________________________________________

c) Other circumstances: ____________________________________________________________ ________________________________________________________________________________

Certification
By submitting this form, You acknowledge that you have responsibility for and direct knowledge of, development or creation of this Material and hereby certify that:
a) All statements made in this form are true;
b) This Material does not contain any materials copied or derived from other code, designs, document or other

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

materials, except as listed herein; and
c) All newly written parts of this material are original work of Your employees and/or third party under contract as specified herein.

Yes, I certify to the above statements

____________________________________________________
Signature
Name:_______________________________________________
Title: ________________________________________________
Date: ________________________________________________

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Globalization (G11N) Attachment

1.0 Definition of Terms
Bi-directional (BIDI) languages means languages whose general flow of text proceeds horizontally from right to left, but numbers, English, and other left-to-right language text are written from left to right. Examples are Arabic, Hebrew, and Yiddish.
Coded Character Set means a set of unambiguous rules that establish a character set and the one-to-one relationships between the characters of the set and their coded representations. (ISO/IEC)
Code Page means a specification of code points from a defined encoding scheme for each graphic character in a set or in a collection of graphic character sets. Within a Code Page, a code point can have only one specific meaning. Code Pages are defined to support specific languages or groups of languages which share common writing systems.
Double Byte Character Set (DBCS) languages means languages requiring a set of characters where each character is represented by 2 bytes. Scripts such as Japanese, Chinese, and Korean contain more characters than can be represented by 256 code points, thus requiring 2 bytes to uniquely represent each character.
Globalization (G11N) means the proper design and execution of systems, software, services and procedures to allow the users to work throughout the world, and among people with different languages, business requirements, and cultural practices. Globalization includes multilingual, multinational, and multicultural considerations.
Internationalization (I18N) means the process of producing a product (design and code) that is totally free of any dependency on the language, script, culture, and Code Pages (Codes Character Set). Strictly speaking, an Internationalized product is not usable in any region of the world unless it is localized to that specific region. Also known as National Language Enablement.
Localization means the process of translating and/or enabling versions of internationalized programs or platforms to support specific languages, scripts, coded character sets, and cultural features. Localization includes country unique support (if necessary) for a particular product.
Single Byte Character Set (SBCS) languages means languages which express each Codes Character Set using 1 byte of data. Some examples are English, German, Greek, Arabic, Hebrew, Urdu, and Farsi.
Translatable Text means text visible to an end user of the software product in the form of panels, messages, helps, icons, and clip art.

2.0   Basic Support Requirements
2.1 The Deliverables must support code pages, character sets, input and output interfaces for required languages and platforms as follows:
Required platforms:

***

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Testing, Maintenance and Support

1.0           Definitions

 1.1                 APAR means the completed form entitled “Authorized Program Analysis Report” that is used to report suspected Code or documentation errors, and to request their correction.

 1.2                 APAR Closing Codes means the established set of codes used to denote the final resolution of an APAR. Buyer will identify APAR Closing Codes prior to the start of the maintenance obligations.

 1.3                 APAR Correction Times  means the objectives that Supplier must achieve for resolution of errors and distribution of the correction to Buyer.

a.
“Severity 1” requires maximum effort support until an emergency fix or bypass is developed and available for shipment to Buyer. Critical situations may require customer, Buyer and Supplier personnel to be at their respective work locations or available on an around-the-clock basis. The objective will be to provide relief to the customer within twenty-four (24) hours and provide a final solution or fix within seven (7) days;

b.	“Severity 2” must be resolved within ***;
c.	“Severity 3” must be resolved within ***; and
d.	“Severity 4” must be resolved within ***.

The calendar days begin when Supplier receives the APAR and supporting documentation and end when the Error Correction or other resolution is shipped to Buyer. Buyer will consider exceptions from these objectives when warranted by technical or business considerations.

 1.4                 APAR Severity Levels means designations assigned by Buyer to errors to indicate the seriousness of the error based on the impact that the error has on the customer’s operation:

a.	Severity 1 is a critical problem. The customer cannot use the Product or there is a critical impact on the customer’s operations which requires an immediate solution;
b.	Severity 2 is a major problem. The customer can use the Product, but an important function is not available or the customer’s operations are severely impacted;
c.	Severity 3 is a minor problem. The customer can use the Product with some functional restrictions, but it does not have a severe or critical impact on the customer’s operations;
And
d.	Severity 4 is a minor problem that is not significant to the customer’s operations. The customer may be able to circumvent the problem.

1.5
Developer Test Systems means an appropriate configuration of installed hardware and software that Supplier maintains which is representative of typical customer installations for the Product. These Developer Test Systems will contain, at a minimum, the following:

a.	the current and current minus 1 level of the Product:
b.	the current and current minus 1 level of prerequisite/co-requisite hardware and software that Buyer specifies to Supplier; and
c.	specific fix-packs as required.

The Developer Test Systems will consist of the appropriate configured workstations only unless Buyer specifies and provides Supplier other equipment at no charge.

 1.6                 Buyer Test Systems means an appropriate configuration of installed hardware and software that Buyer maintains which is representative of typical Buyer customer installations using the Product. These test systems will contain, at a minimum, a

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

 level of prerequisite/co-requisite hardware and software that is correspondent with that of the Developer Test Systems.

 1.7                 Maintenance Level Service means the service provided when a customer identifies an error.

a.	Level 1 is the service provided in response to the customer’s initial phone call identifying and error.
b.	Level 2 is the service provided to reproduce and attempt to correct the error or to find that the service provider cannot reproduce the error.
c.
Level 3 is the service provided to isolate the error at the component level of the Code. The service provider distributes the Error Correction or circumvention or gives notice if no Error Correction or circumvention is found.

 1.8                 Problem Determination means the process of determining whether a problem is being caused by hardware, software or documentation.

 1.9                 Problem Management Record (“PMR”) means a record created when a customer makes the initial support request. This record becomes a part of the Problem Management System database and records the essential information about the customer question or problem.

 1.10                 Problem Management System ("PMS”) means an internal Buyer developed software system used to record customer demographic information and encode data about the reported question or problem. The PMS will handle the dispatching of the call record. The PMS will provide management reports of the call activity, and the recording and tracking of all questions and problems to final resolution. The PMS will verify that each customer is "entitled" to program support.

 1.11                 Problem Source Identification means the process of determining which software or documentation component is failing or attributing the failure to some external cause such as a customer error or no trouble found.

2.0           Maintenance and Support Responsibilities

2.1           The parties will agree to the specific details of the process flow each will follow to resolve customer calls for requests for support *** to the general availability of the product.

2.2           Supplier will provide Buyer electronic (soft copy) information on any known problems in the Licensed Work and the work arounds and solutions, if available, *** of the Effective Date of this SOW.

2.3           Product customers will initiate requests for support by contacting Buyer. Buyer will perform the following Level 1 support responsibilities, as described below. Buyer will:
a.	create the PMR;
b.	obtain from the customer a description of the problem, and verify its severity;
c.	search the Buyer data base for known problems;
d.	provide the available resolution if the problem is known;
e.	recommend local Buyer assistance as required;
f.	if no resolution, pass the PMR to Level 2; and
g.	update the PMR documenting Level 1 actions.

Buyer will be the primary customer contact point for questions, problems and assistance concerning the Product. Buyer may use a third party to perform its obligations.

2.4           Thirty (30) days prior to general availability of the Product, Supplier will establish a process to check incoming electronic requests for Level 3 support at least ***.

2.5           Buyer will perform the following Level 2 support responsibilities, as described below. Buyer will:

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

(a.)	receive the PMR/APAR from Level 1;
(b.)	analyze problem symptoms and gather additional data from the customer as required;
(c.)	recreate the problem on the Developer Test System;
(d.)	determine if the error is due to improper installation of the Product by the customer;
(e.)	determine if the suspected error is due to prerequisite or operationally related equipment or software at the customer location;
(f.)	attempt a bypass or circumvention for high impact problems, i.e., Severity 1 and 2:
(g.)	if no resolution and the problem appears to be a newly discovered Code or documentation error, create an APAR record.
(h.)
if Supplier requests, Buyer will assist Supplier in obtaining additional information or materials from the customer to support Level 3 Problem Determination, Problem Source Identification and problem resolution; and

(i.)	update the PMR, documenting Level 2 actions.

2.6           Supplier will perform the following Level 3 support responsibilities, as described below. Supplier will:
(a.)	receive the APAR/PMR and supporting documentation and materials;
(b.)	analyze the problem symptoms and diagnose the suspected error;
(c.)	notify Level 2 if additional information, materials or documentation are required;
(d.)	attempt to recreate the problem on the Developer Test System, if required:
(e.)	assist Level 2 in attempting to develop a bypass or circumvention for high impact problems, i.e., Severity 1 and 2;
(f.)	determine if Error Corrections are required to the Licensed Work;
(g.)	if Error Corrections are required to the Licensed Work, provide Error Corrections to Buyer in the format specified by Buyer;
(h.)
return all APARs to Buyer with one of the defined APAR Closing Codes assigned, including text describing the resolution of the error. In the event a Code error was found, provide the rationale for the closing of the APAR;

(i.)
provide resolution to APARs according to the assigned APAR Severity Level and within the defined APAR Correction Time. The APAR Correction Times include building, testing, certifying successful tests of Error Corrections, and packaging for shipment to Buyer any applicable Error Corrections in the format specified by Buyer;

(j.)	receive technical questions, and supporting documentation and materials
(k.)	analyze the technical questions and provide answers to Buyer;
(l.)
provide technical backup support to Buyer on the Product as provided above. In addition, Supplier will provide assistance in answering questions that may arise concerning the operation and use of the Licensed Work that cannot be resolved by Buyer; and

(m.)	close out the problem record with the customer.

2.7           As corrected versions become available, Supplier will provide a corrected version of the Licensed Work that includes all Error Corrections to the Licensed Work. Additional corrected versions of the Licensed Work will be provided as determined and mutually agreed to by Buyer and Supplier in the event they become necessary due to the frequency or severity of newly discovered defects In order to provide Error Corrections, Supplier will maintain a current copy of the Product.

2.8           Supplier will maintain procedures to ensure that new Error Corrections are compatible with previous Error Corrections.

2.9           Packaging of Error Corrections and migration Code will be done as mutually agreed to by Buyer and Supplier.

3.0           APAR Origination and Correction
3.1           Generally APARs will originate from Buyer and customers reporting problems. Supplier will also report to Buyer as

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

APARs all valid errors discovered by Supplier or Supplier's customers. After receiving an APAR, Buyer will assign an APAR number and Severity Level, and forward the APAR to Supplier for actions.

3.2	For verified APARs for the Licensed Work, Supplier will provide Error Corrections as set out below within the applicable APAR Correction Times:

a.	the fix to the Object Code in machine-readable form including a hard copy description of the Error Corrections (which may include a paper submission of the Error Corrections);
b.	the Error Corrections to the source Code in machine-readable form that corresponds to the Object Code Error Corrections; and
c.	for a procedural work-around, the corrected procedure in machine-readable form.

3.3            Reader Comment Forms received by Buyer that do not form the basis of an APAR will be forwarded to Supplier for proper and prompt handling as appropriate.

4.0           Training

4.1            At Buyer’s request, Supplier will provide training on the Licensed Work, at its expense, and at the scope and level of effort described below. This training will be provided on Buyer's premises and will include Level 1 defect support education.

5.0           General
5.1            Supplier will provide to Buyer the name and phone numbers of Supplier's personnel to contact when high priority problems are encountered outside of normal working hours that require immediate assistance. Supplier's normal working hours are defined as 8:30 AM to 5:00 PM, Monday through Friday, Eastern Standard Time.

5.2            Supplier will provide to Buyer, on request, information regarding the status of reported APARs related to the Licensed Work.

5.3            It is desirable that Buyer report APARs and status requests to Supplier via an electronic interface and that Supplier send APAR Error Corrections status updates and requests for additional documentation to Buyer via the same interface. Buyer and Supplier will jointly plan the electronic system. Each party is responsible for funding the costs of this interface at its location.

5.4            Critical situations may require the parties to use the telephone for immediate communications. The parties will follow such communications via the electronic interface for tracking and recording purposes. Each party is responsible for funding the costs of this communication at its location.

5.5            In circumstances where materials have to be exchanged using facsimile or courier services, each party is responsible for funding the costs of these exchanges via facsimile or courier services at it location.

5.6           Supplier will participate in monthly telephone conference calls with Buyer to review the status and performance of the parties' obligations. These calls may be scheduled more or less frequently as agreed to by the Technical Coordinators. Each party is responsible for funding the costs of these conference calls at its location.
Attachment

Sales Enablement Plan

The parties will use their reasonable efforts to develop a written, mutually agreed sales enablement plan (the “Plan”) within *** of the Effective Date of this SOW.   The sales enablement will include a training plan that may include,   but is not limited to, the elements identified in this annex.  This annex provides an initial framework for planning purposes with the actual planning and implementation to take place per the parties’ usual processes, and as agreed by the parties.

Under this plan, Supplier will deliver a series of training sessions to correspond with the relevant technologies licensed under this SOW applicable to sales, technical sales, Buyer technical services organizations, and technical marketing personnel.  The classes will be provided as train-the-trainer sessions, limited to Buyer’s personnel, and held at a mutually acceptable location. Buyer and Supplier will be responsible for their own respective travel and costs for attending the training. Class size for each class is anticipated to be up to *** individuals, though Buyer may opt to include additional attendees at their discretion.   Existing course descriptions, length and format will be made available to Buyer during the joint planning, and changes to the definition of the actual courses developed for the applicable new releases will be communicated in writing after information becomes available.   Supplier will also provide course materials to Buyer, who may reuse such course materials in delivery of their courseware on their offerings that incorporate the Licensed Works.  Course scope may be reduced to include only the content which is applicable to the Licensed Works in accordance with the licenses granted in this SOW. The schedule for such training will be as mutually agreed by the parties, and will include elements described below.  In any event, the parties anticipate, and will use commercially reasonable efforts to ensure, such training sessions can be conducted no less than *** days prior to general availability of the Product.

Additional sales and marketing enablement elements include, but are not be limited to, the following activities:
•	Supplier will participate in a series of webinars and podcasts for Buyer sales personnel;
•	At ***, Supplier may host a workshop, at Buyer’s option, for Buyer sales personnel to share experience and lessons learned from Supplier’s sales successes;
•	Supplier and Buyer will continue to collaborate on marketing and customer-ready materials such as data sheets, flash demos, competitive positioning, etc., as mutually agreed;
•	Supplier will assist Buyer’s team, as needed, in building a live demonstration of Buyer’s Product(s) which include the Licensed Work.
•
Buyer may request that Supplier provide advice and review of additional sales enablement and technical marketing materials, such as Buyer Redbooks, wikis, and sales and technical enablement workshop(s). Supplier will consider such requests;

•
As mutually agreed, Buyer may include materials provided by Supplier for reuse by Buyer in materials for sales, technical sales and customers.  These materials may include, but not be limited to, sales and technical sales enablement materials, and marketing and customer-ready materials such as sales presentations, data sheets and other marketing collateral;

Within *** of the effective date of this SOW, each party will name a program manager who will be responsible for the execution of the sales enablement plan planning process.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

ATTACHMENT

QUALITY REQUIREMENTS FOR CUSTOMIZED OR DEVELOPED WORKS

Supplier will perform the following development process work (phased in over the duration of the project) in order to ensure their ability to support fielded product and respond to Buyer requirements.

1.0    DEVELOPMENT PROCESS ASSESSMENT ELEMENTS
Supplier’s quality assurance team will determine the status of product generation activities by making appropriate periodic measurements and reviewing with project management, senior management and Buyer.  An initial assessment of development and change management process may be made by Buyer, with presentation by Supplier’s quality assurance team.  Ongoing assessments, as appropriate, will be made at 6 month intervals, or otherwise as agreed by Buyer.  Minimum assessment elements are outlined in the Subsections below.

1.1    Review of Supplier’s product requirements documents.
The purpose of these reviews is to ascertain the status of each of the operational needs or allocated requirements, change activity for needs and requirements, and the cumulative number of changes, including proposed, open, approved, and incorporated changes.  The software plans, work products and activities must also be reviewed for revisions in accordance with approved requirements changes.  Also, changes in commitments resulting from requirements changes must be negotiated with affected groups.

1.2    Review of Software Development Process Document.
The purpose of these reviews is to verify that the process is defined and documented and that process elements are described addressing the following:
a)	Applicable process and product standards
b)	Responsibilities for implementing the process
c)	Required tools and resources
d)	Required procedures, practices, methods and technologies
e)	Process inputs
f)	Software products and interim products to be developed and peer reviewed
g)	Completion and acceptance criteria
h)	Product and process data to be collected for reviews
i)	Internal process interfaces between the software disciplines (e.g., requirements analysis, cost estimation, design, coding, test, configuration management, peer review, quality assurance)
j)	External process interfaces to processes of other affected groups (e.g., systems engineering, system test, contract management, technical documentation, etc.)
k)	Changes proposed for the software development process

1.3    Review of Test Process Document.
The purpose of these reviews is to verify that the process is defined and documented, and that process elements are described addressing testing items analogous to those identified above for the software development process.

2.0   CHANGE/CONFIGURATION MANAGEMENT

Supplier will demonstrate that their configuration management (CM) process is adequate to baseline configuration items (e.g., requirements, plans, designs, code, documentation) and review prospective changes due to defect removal or additional functionality request.  A configuration management plan will be developed and approved as the basis for performing CM activities.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Supplier will establish a configuration management board ("CMB"), including systems engineering, software development, test, project management, build and integration.  The CMB will review and approve/reject changes to the requirements, design, and code baseline, based on feasibility, cost, schedule, resource constraints, and customer's agreed to budget and schedule relief.

Supplier will establish a configuration management library ("CML") wherein identified requirements, plans, designs, code, test case and defect data baselines will reside.  Additionally, change requests and defect/problem reports will be recorded and tracked in the CML.  Supplier will document and track changes to baselines via a documented procedure.  Products from the CML will be created and their use controlled by a documented procedure.

Supplier will develop standard reports documenting Configuration Management ("CM") activities and the contents of the baseline.  Baseline audits will be conducted periodically according to a documented process.  See glossary for definitions of standard reports.

Supplier’s quality assurance team will determine the status of the CM activities by making appropriate periodic measurements and reviewing them with project management, senior management and Buyer. Assessment items will consist of the following, as a minimum:

Review of supplier’s configuration management process and capabilities.  These reviews will occur monthly, in order to effectively track issues and resolution, performance against service levels, actual problem fixes vs. claimed enhancements/upgrades.  Reviews will be at project manager and executive levels.  The purpose of these reviews is to ascertain the status of the process and activities, including the following:
a)	Review of the CM process document
b)	Review of the CM plan and status of CM activities against plan
c)	Change request summary and status
d)	Trouble report summary and status
e)	Completed work, expended effort and resources in CM activities
f)	Results of configuration item baseline audits
g)	Review of project schedules, issues, concerns, relevant technical specifications, and testing status
h)	Buyer participation in testing process, including scenarios, test plans, integration and scalability testing, and beta release.

3.0    PLANNING
Supplier will review its project management process with Buyer to identify the teams who will develop the software development and defect removal plans, list the software project commitments to teams outside of the software organization, identify a software life cycle, and build the software development and/or change management/defect removal plan.

Supplier will review plans with Buyer to ensure coverage of requirements baseline and project’s purpose, scope, goals and objectives, and interrelationships with other teams.

Supplier’s quality assurance team will measure project planning activities and review with project management, senior management and Buyer. Assessment items will consist of the following, as a minimum:

3.1  Review of supplier’s software development and configuration management/defect removal plans.
The purpose of these reviews is to ascertain the status of the plan (including proposed and instituted changes and project impact) and status of activities against plan. Completion of milestones for planning activities are

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

compared to the plan.  Also, planning work completed, effort expended, and funds expended against plan are measured against plan, in order to track earned value and indicate challenge areas.

4.0    SUPPLIER’S PROJECT MANAGEMENT TRACKING
Supplier will initiate and document the measurement of size of product, labor spent (against each of the software development areas: development, system engineering, test, and indirect), schedule time, critical computer resources, technical progress, performance and issues with the software development plan.  The quality assurance team will measure tracking activities and review with project management, senior management and Buyer (Buyer may determine frequency of project management reviews).

5.0     PRODUCT QUALITY ASSURANCE
Supplier will establish a Quality Assurance team to spot-check interim and final Deliverables to assess quality and document non-conformances. Interim Deliverables are requirements, design, built code, build reports, test plans, test reports, users guides, installation procedures, national language support, etc. (list is generic).

The Quality Assurance team will periodically report the results of its activities to project management, senior management and Buyer.  Buyer may conduct periodic technical quality reviews and assessments of  Supplier’s development process, with above quality assurance report as one input.

Buyer may periodically review the Quality Assurance team’s activities and Deliverables.  Measurements will be made to determine the schedule status of the QA activities, including but not limited to the following:  completion of QA milestones for QA activities vs. plan; number of product audits and activity reviews -vs.- plan.

6.0    MEASUREMENTS
Typical measurements for the above process areas are the following:
a)	Errata items (number of)
b)	Change requests
c)	Trouble reports (discrepancies)
d)	The number and content of TBD items (to be determined items)
e)	Small/detailed design or planning books compared to product size
f)	Books consist of largely boilerplate information

7.0    ISO REQUIREMENTS
Where ISO compliance is required, Supplier shall represent and warrant that Supplier is ISO 9001* compliant (“Compliant”). Compliance can be either external accreditation or self-declaration. For external accreditation, a copy of Supplier’s current registration, including all pages is required. This should cover the Scope, Standard Industrial Classification (“SIC”) code or equivalent and locations involved. It should also identify any restrictions or exclusions.  For self declaration, a letter of assurance is required from the CEO/COO or other executive that self declaration was done with due diligence based upon a previously executed internal audit report, and has had executive management review and approval. Display of proof of due diligence to Buyer is required as part of the letter from the CEO/COO.

8.0	REVIEWS
On a periodic basis, Buyer or Buyer’s quality representative may conduct reviews at Supplier’s and Supplier’s sub-tier supplier’s development locations. Supplier may, at Buyer’s request and at a mutually agreeable time, permit access to Buyer to Software Development operations and inspection of  interim and final change management deliverables for Buyer specific and base product deliverables, including access to the sub-tier supplier facilities. Reviews shall include review of Supplier product process control, quality inspection test data, internal audit reports, and other information related to the product being procured to verify compliance to the terms of this Software Supplier Quality Attachment  (SSQA). Under normal circumstances Supplier shall be

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

given at least a two week advance notice by Buyer representatives of their intent to visit.  Supplier shall ensure access for Buyer’s auditors to all the sites where work is being performed or materials being delivered to Supplier in performance of Supplier’s change management work for Buyer specific and base product deliverables . A high defect rate is defined as more than two occurrences of a production outage of Supplier’s product found to be due to Supplier product flaws, or two or more defects in Supplier’s product which affect Buyer by requiring code fixes by Supplier to resolve in any one Supplier product release.

9.0	DOCUMENT CONTROL
Supplier shall ensure that all documents pertinent to its product, such as software change management specifications and designs, contracts, policies, procedures, software development process flow chart, and work instructions (including test procedures) are under configuration control and are available to all necessary personnel in the development environment. Supplier shall a have a document configuration control system for the effective updating/removal of any obsolete documentation from all development areas.

10.0	QUALITY RECORDS
Supplier shall establish and maintain procedures for identification, collection, indexing, filing, storage, maintenance, and disposition of all quality records.

11.0	QUALITY PROBLEM NOTIFICATION TO BUYER
Supplier must notify Buyer of any quality or reliability problems, using Suppliers standard procedures or those negotiated between Buyer and Supplier that may affect Buyer’s use of  Supplier’s product. These problems may have been identified by Supplier's internal testing (i.e., process control data, internal test data, quality data, etc.) by third parties who produce products on behalf of Buyer, or by another customer (see ISO 9001).

12.0	CHANGES
Buyer’s quality representative shall be notified of all software development life cycle process changes, development, test, and support location changes, or development, test, or support outsourcing decisions for Supplier’s product(s) covered by this agreement , ***  prior to their implementation as these changes may significantly affect form, fit, function, quality, reliability or support for Supplier’s product.

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.

Licensed Works Agreement
Statement of Work
 Base Agreement # 4908004013
 SOW# 4908004020

Attachment:  Sample Data Collection Form for Supplier

***

[***]  Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request that has been filed separately with the Securities and Exchange Commission.